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                                                              EXHIBIT 23.4

                          Consent of Independent Accountants

We consent to incorporation by reference in the Registration Statements (No. 33-41853, No. 33-31840, No. 2-79617, No. 2-63245, No. 33-48579, No.
33-48462, No. 2-72362, No. 33-72559 and No. 33-72560) on Form S-8 and (No.
2-93525) on Form S-3 of Safeguard Scientifics, Inc. of our report dated March 30, 1998, on our audit of the consolidated financial statements of RMS Holdings, Inc. and subsidiaries as of December 31, 1997 and December 27,
1996 and for the period December 28, 1996 through December 31, 1997, which report is included or incorporated by reference in the December 31, 1997 annual report on Form 10-K of Safeguard Scientifics, Inc.

/s/ Coopers & Lybrand L.L.P.


McLean, Virginia
March 30, 1998


                          Report of Independent Accountants

To the Board of Directors and Stockholders of RMS Holdings, Inc.

          We have audited the accompanying consolidated balance sheets of RMS Holdings, Inc. and subsidiaries (the Company), as of December 31, 1997 and December 27, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period December 28, 1996 through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RMS Holdings, Inc. and subsidiaries, at December 31, 1997 and December 27, 1996 and the results of their operations and their cash flows for the period December 28, l996 through December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Coopers & Lybrand L.L.P.

McLean, Virginia
March 30, 1998